Exhibit 5.1

August 19, 2005

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA 19044

Re:	Registration Statement on Form S-8 relating to the Neose Technologies, Inc. 2004 Equity Compensation Plan

Dear Sir/Madam:

                    Reference is made to the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement of Neose Technologies, Inc. (the “Company”) which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                    The Registration Statement covers an aggregate of 500,000 shares of Common Stock, $.01 par value, of the Company (the “Shares”), issuable by the Company pursuant to awards available for grant under the Company’s 2004 Equity Compensation Plan (the “2004 Plan”).

                    We have examined the Registration Statement, including the exhibits thereto, the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws as currently in effect, the 2004 Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

                    Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2004 Plan and any underlying option award agreements or letters will be validly issued, fully paid and non-assessable.

Neose Technologies, Inc.

August 19, 2005

                    Our opinion is limited to the General Corporation Law of the State of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal securities laws each as in effect on the date hereof.

                    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Sincerely,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP